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                           ORION CAPITAL CORPORATION

                                  $100,000,000

                          7-1/4% Senior Notes Due 2005


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of July 17, 1995

                          Supplementing the Indenture
                           Dated as of July 17, 1995



                      STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION

                                    TRUSTEE





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                          FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental
Indenture") dated as of July 17, 1995 between Orion Capital Corporation, a Delaware corporation (the "Company"), and State Street Bank and Trust Company of Connecticut, National Association, a national banking association duly organized and existing under the laws of the United States of America (the "Trustee").


                              W I T N E S S E T H:


                          WHEREAS, there has been executed and delivered to the
Trustee an Indenture dated as of July 17, 1995 (the "Indenture") providing for the issuance of senior debt securities of the Company; and

                          WHEREAS, the Company now wishes to provide for the
issuance thereunder of $100,000,000 aggregate principal amount of 7-1/4% Senior Notes due 2005 (the "Notes") of the Company (referred to in the Indenture and herein as the "Securities"); and

                          WHEREAS, Section 301 of the Indenture requires that
the Company establish the terms of any series of Securities to be issued under the Indenture as provided therein; and

                          WHEREAS, Section 201 of the Indenture requires that
the Securities shall have the form provided therein; and

                          WHEREAS, Section 901 of the Indenture provides that
the Company and the Trustee may, without the consent of any Holder of Securities, enter into a supplemental indenture to establish the form or terms of the Securities of any series as permitted by Sections 201 and 301 thereof and with respect to certain other matters; and

                          WHEREAS, the Company has determined that this First
Supplemental Indenture complies with said Section 901; and

                          WHEREAS, all conditions precedent set forth in the
Indenture relating to the issuance of the Securities and this First Supplemental Indenture have been complied with; and

                          WHEREAS, all acts and proceedings required by law, by
the Indenture and by the Restated Certificate of Incorporation of the Company to constitute this First Supplemental Indenture a valid and binding agreement for the





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uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized by the Company; and

                          WHEREAS, the foregoing recitals are made as
representations or statements of fact by the Company and not by the Trustee;

                          NOW, THEREFORE, in consideration of the foregoing and
for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

                          1.  For all purposes of this First Supplemental
Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and
(ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

                          2.  The Trustee accepts the amendment of the
Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture, as hereby amended, and, without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and the Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture and shall incur no liability or responsibility in respect of the validity thereof.

                          3.  The Company hereby covenants and agrees as
follows:

                                (a)  The Securities shall be issued in
                    accordance with the following terms and conditions:

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                                        (i) the title of the Securities of this
                          series is the "7-1/4% Senior Notes due 2005";

                                        (ii) the Securities shall be limited to
                          the aggregate principal amount of One Hundred Million Dollars ($100,000,000) (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 907 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered under the Indenture);

                                        (iii) the principal of the Securities
                          shall be payable on July 15, 2005;

                                        (iv) the Securities shall bear interest
                          at the rate of 7-1/4% per annum, payable on January 15 and July 15, commencing on January 15, 1996, provided that interest shall accrue for the period terminating on January 15, 1996 from July 17, 1995;

                                        (v) the Regular Record Date for the
                          Securities shall be the close of business on the last day of the month preceding such interest payment date;

                                        (vi) except as provided in subparagraph
                          (x) hereof, the Securities shall not be secured pursuant to Section 901(6);

                                        (vii) the principal of and any premium
                          and interest on the Securities shall be payable at the offices of the Trustee at c/o State Street Bank Trust Company of Connecticut, National Association, 225 Franklin Street, Boston Massachusetts 02110, or at such other office of the Trustee as may be designated in accordance with the provisions of the Indenture;

                                        (viii) the Securities shall not be
                          redeemable, in whole or in part, at the option of the Company or the Holder, pursuant to a sinking fund or otherwise;

                                        (ix) the Securities shall be issuable
                          in the form of one or more Global Securities
                          (referred to as the "Global Security") in the name of The Depository Trust Company, as Depositary (the "Depositary"), or its nominee, in book-entry form only. The Global Security



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                          shall be deposited with, or on behalf of, the
                          Depositary and registered in the name of a nominee of the Depositary. Except under circumstances described below and in accordance with Section 305 of the Indenture, the Notes will not be issuable in definitive form. Upon the issuance of the Global Security, the Depositary will credit on its book-entry registration and transfer system the accounts of persons designated with the respective principal amounts of the Notes represented by the Global Security. Ownership of beneficial interests in the Global Security will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interest through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of persons other than participants). So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Notes represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Principal and interest payments on Notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. None of the Company, the Trustee, any paying agent or the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company shall issue Notes in definitive form in

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                          exchange for the entire Global Security.  In
                          addition, the Company may at any time and in its sole discretion determine not to have the Notes represented by a Global Security and, in such event, will issue Notes in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security shall be entitled to physical delivery in definitive form of Notes represented by the Global Security equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes, without coupons, in denominations of $1,000 and integral multiples thereof, unless otherwise specified by the Company.

                                        (x) in addition to each covenant or
                          warranty included for the benefit of Securities in the Indenture, including the covenant set forth in
                          Section 1005, for so long as the Company's 9-1/8% Senior Notes are outstanding, the Securities shall be entitled to be equally and ratably secured with the 9-1/8% Senior Notes at any time when those notes are, in turn, entitled to be equally and ratably secured under Section 3.07 of the indenture relating thereto.

                                (b) The Global Security shall be substantially in the form of the Notes annexed as Exhibit 1 hereto and made a part hereof; in the event that definitive certificates for the Notes are issued as provided in paragraph (a)(ix) hereof, such certificates shall be substantially in the form of Exhibit 1 with such appropriate changes as shall be provided in accordance with the Indenture, as the same may be supplemented.

                            4.  Except as expressly amended hereby the Indenture
is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.

                            5.  This First Supplemental Indenture shall form a
part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                            6.  This First Supplemental Indenture may be
executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.




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                          7.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                          IN WITNESS WHEREOF, the parties hereto have caused
this First Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 ORION CAPITAL CORPORATION,
                                 a Delaware corporation


                                 /s/ Michael P. Maloney
                                 ---------------------------
                                 By:  Michael P. Maloney
[SEAL]                           Title: Vice President, General Counsel
                                        and Secretary

Attest:

/s/ Raymond J. Schuyler
- -------------------------
By: Raymond J. Schuyler
Title: Vice President -
       Investments

                                 STATE STREET BANK AND TRUST
                                 COMPANY OF CONNECTICUT,
                                 NATIONAL ASSOCIATION, a
                                 national banking association,
                                 Trustee

                                 /s/ E. Decker Adams
                                 -----------------------------
                                 By: E. Decker Adams
[SEAL]                           Title: Vice President

Attest:

/s/ Carolina D. Altomare
- --------------------------
By: Carolina D. Altomare
Title: Assistant Secretary

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